UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2017 (April 28, 2017)

VAPE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-163290	90-0436540
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5304 Derry Ave., Suite C

Agoura Hills, CA 91301

(Address of principal executive office)

1-877-827-3959

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 28, 2017, the Board of Directors (the “Board”) of Vape Holdings, Inc., a Delaware corporation (the “Company”), closed the transactions described below with Kyle Tracey (“Tracey”) and HIVE Ceramics, LLC (“HIVE”). The Company, HIVE and Tracey may be collectively referred to herein as the “Parties.” All capitalized terms used herein, if not otherwise defined, will be as defined in the Settlement Agreement and Release, including all Exhibits thereto, attached hereto as Exhibit 10.1.

Settlement Agreement and Release

The HIVE Obligations. On or about February 28, 2014, the Company entered into an agreement with HIVE by which the Company acquired certain assets from HIVE (the “HIVE Assets”). In conjunction with the purchase of the HIVE Assets and a subsequent funding by Tracey, the Company entered into two Convertible Promissory Notes held by HIVE (the “HIVE Notes”), one for $250,000 and one for $50,000 for a total of $300,000 in principal (the “HIVE Obligations”). The HIVE Obligations were secured by the HIVE Assets.

The Tracey Obligations. Tracey has asserted that the Company owes him, personally, approximately $200,000.00 which obligations were represented by lines of credit obtained by various affiliates of HIVE, monies owed to IP licensees, as well as monies owed in royalties pursuant to a consulting agreement between Vape and Tracey (the “Tracey Obligations”).

Prior to entering in the Settlement Agreement and Release described herein, HIVE and Tracey alleged that the Company breached its obligations under the HIVE Obligations as well as the Tracey Obligations. In order to resolve all differences between the Parties and without any admissions, the Parties entered into the following Settlement Agreement and Release:

Consideration to HIVE. As consideration to HIVE for the HIVE Obligations and for a full and complete release of all claims against the Company, the Company agreed to provide the following:

1.            The Company agreed to use its best efforts to arrange for the purchase and/or assignment of One Hundred Thousand Dollars ($100,000.000) of the HIVE Notes in exchange for One Hundred Twenty Thousand Dollars ($120,000.00).

2.            The balance of the HIVE Notes (i.e., Two Hundred Thousand Dollars ($200,000.00)) shall be restated in a Convertible Promissory Note (the “Restated HIVE Note”) in the principal amount of Two Hundred Thousand Dollars ($200,000.00) with the same general terms and conditions as the HIVE Notes but with a term of one (1) year and the principal amount of the Restated HIVE Note shall be convertible, at the option of Tracey, into common stock of the Company at $.001 per share. The Company also agreed to use its best efforts to establish, within one hundred twenty (120) days of the Effective Date, a share reserve with the Company’s Transfer Agent in an amount equal to or greater than the number of shares issuable upon conversion of the Convertible Promissory Note referenced herein.

Consideration to Tracey. As consideration to Tracey for the Tracey Obligations and a full and complete release of all claims against the Company, the Company agreed to provide the following:

1.            A Convertible Promissory Note attached as Exhibit B to the Settlement Agreement and Release attached hereto as Exhibit 10.1 (the “Tracey Note”) in the principal amount of One Hundred Fifty Thousand Dollars ($150,000.00) with a term of one (1) year from the date of execution by the Company. The Tracey Note carries no interest. The principal amount of the Tracey Note is convertible, at the option of Tracey, into common stock of the Company at $.001 per share. The Company will also use its best efforts to establish, within one hundred twenty (120) days of the Effective Date, a share reserve with the Company’s Transfer Agent in an amount equal to or greater than the number of shares issuable upon conversion of the Convertible Promissory Note referenced herein

2.            As to Tracey Obligations that are reflected on the Company’s books and records as the Company’s debts that Tracey personally guaranteed during the time he was a Company officer and/or director, the Company agreed that until paid in full, the Company would pay a minimum of Seven Thousand Dollars ($7,000.00) per month toward those obligations.

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The foregoing descriptions of the HIVE/Tracey Settlement Agreement and Release documents are qualified in their entirety by reference to the full text of the agreements, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

See the disclosures made in Item 1.01, which are incorporated herein by reference. All securities issued in the HIVE/Tracey transaction were issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The transaction did not involve a public offering, the sale of the securities was made without general solicitation or advertising, there was no underwriter, and no underwriting commissions were paid.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement and Release dated April 28, 2017, entered into by and between Vape Holdings, Inc., HIVE Ceramics, LLC, and Kyle Tracey

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPE HOLDINGS, INC.

Dated: May 1, 2017	By:	/s/ Ben Beaulieu
Ben Beaulieu
Duly Authorized Officer, Chief Operations Officer

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